Exhibit 10.2
OMNIBUS AMENDMENT
THIS OMNIBUS AMENDMENT (this “Amendment”) is entered into as of November 15, 2010 by and among BAY CITY CAPITAL FUND IV, L.P. and BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P. (each, an “Investor” and collectively, the “Investors”), BAY CITY CAPITAL LLC, a Delaware limited liability company (“BCC”), and VIA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). Investors, BCC and the Company are sometimes referred to in this Amendment, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
A. On March 26, 2010, the Investors and the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”).
B. Pursuant to those certain Promissory Notes, dated March 26, 2010, made and issued by the Company under the Purchase Agreement (the “Notes”), the Investors agreed to lend to the Company, from time to time, an aggregate principal amount not to exceed $3,000,000 (the “Loan”).
C. In order to induce the Investors to make the Loan, the Company issued to each Investor a Warrant to Purchase Common Stock of Via Pharmaceuticals, Inc. (collectively, the “Prior Warrants”) representing the right, subject to the terms of the Prior Warrants and the Purchase Agreement, to purchase in the aggregate up to the number of shares of Common Stock, as defined in the Prior Warrants, of the Company set forth on Schedule A attached to the Purchase Agreement.
D. To secure the Company’s obligations to the Investors under the Notes, the Company agreed, under that certain Security Agreement, dated as of March 26, 2010, by and between the Company and BCC (as amended or restated from time to time, including without limitation pursuant to the Amendment to Security Agreement by and between the Company and BCC dated as of November 1, 2010, the “Security Agreement”), to grant a lien on all of the Company’s assets to BCC, in its capacity as Collateral Agent for the Investors under that Collateral Agency Agreement, dated as of March 26, 2010, by and among BCC and the Investors (the “Collateral Agency Agreement”).
E. In connection with the Security Agreement, the Company granted to BCC, as administrative agent for the Investors, under that certain Collateral Assignment of Patents, dated as of March 26, 2010 (the “Collateral Assignment of Patents”), a lien on the Company’s rights to the patents, applications for patents, registrations and recordings described therein.
F. To allow the Company to grant a security interest in the Loan under the Security Agreement and the Collateral Assignment of Patents, the Investors, having previously loaned to the Company an aggregate principal amount of Ten Million Dollars ($10,000,000) under a Note and Warrant Purchase Agreement dated as of March 12, 2009 (the “2009 Purchase Agreement”), granted to the Company a limited waiver of certain provisions of the promissory notes issued under the 2009 Purchase Agreement and the security agreement related thereto under the Limited Waiver dated as of March 26, 2010 (the “Limited Waiver”, and together with the Purchase Agreement, the Security Agreement, the Collateral Agency Agreement, the Collateral Assignment of Patents and the Prior Warrants, the “Loan Documents”).

G. The Investors and the Company desire to amend the Loan Documents to increase the maximum aggregate principal amount of the Loan to $6,000,000, to amend and restate the Notes into the form attached as Exhibit A hereto (as so amended and restated, the “Amended and Restated Notes”), and to issue to the Investors additional warrants to purchase the Company’s Common Stock, dated the date hereof, in the form attached as Exhibit B to the Purchase Agreement, with such adjustments (including with respect to the Exercise Price thereof) as appropriate to reflect the issuance of such Warrants on the date hereof (the “Additional Warrants”).
H. On October 29, 2010, the Company issued to Bay City Capital Fund IV, L.P. a secured promissory note, in the original principal amount of $200,000 (the “Bridge Note”), an interest in which was transferred to Bay City Capital Fund IV Co-Investment Fund, L.P. pursuant to an internal transfer. The unpaid principal amount and accrued and unpaid interest under the Bridge Note, by the terms of the Bridge Note, is intended to (and by its terms automatically will) convert into obligations of the Company to the Investors under the Loan Documents, as amended, as advances under the Amended and Restated Notes.
AMENDMENT
NOW, THEREFORE, the Parties agree as follows:
1.	Amendment of Purchase Agreement. The Purchase Agreement is hereby amended as follows:
(a)	Each reference in the Purchase Agreement to the “Principal Amount” shall refer to the amount set forth opposite each Investor’s name beneath the caption “Total Aggregate Principal Amount” on Schedule A attached hereto.
(b)	Schedule A to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
(c)	Exhibit A to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

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(d)	Section 1.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 1.2:
“Subject to the terms and conditions of this Agreement, at the Initial Closing, and upon the date of any amendment hereto in which the Company agrees to issue a warrant under this Agreement, the Company shall issue to each Investor a warrant (each such warrant, the “Warrant” and collectively, the “Warrants”), in the form attached hereto as Exhibit B (in the case of Warrants issued pursuant to amendments hereto, with such adjustments as appropriate to reflect the issuance of such Warrants subsequent to the Initial Closing), representing the right, subject to the terms of the Warrant, to purchase in the aggregate up to the number of shares of Common Stock of the Company (as adjusted for stock splits, recapitalizations or other similar events) set forth opposite such Investor’s name beneath the caption “Initial No. of Warrant Shares” on Schedule A attached hereto. Upon the issuance of Warrants in connection with a Subsequent Closing (“Additional Warrants”), the attached Schedule A shall be amended to reflect the aggregate number of shares of Common Stock of the Company that the Investors have the right to buy under all outstanding Warrants. Each Warrant shall, unless sooner terminated as provided therein, have a term of five years from the date of the Initial Closing, or, in the case of an Additional Warrant, from the date of the Subsequent Closing at which such Additional Warrant was issued, and shall be exercisable (subject to the terms of the Warrant) at an exercise price (subject to adjustment as set forth in the Warrant) equal to the Exercise Price.”
(e)	Section 1.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 1.3:
“Exercise Price. For purposes of this Agreement, “Exercise Price” shall mean (a) with respect to Warrants issued at the Initial Closing, $0.17 per share, and (b) with respect to Warrants issued at a Subsequent Closing, the closing price per share of the Company’s Common Stock on the date prior to the Business Day of issuance of such Additional Warrant, as set forth in such Additional Warrant.”
2.	Amendment of Loan Documents. Each Loan Documents is hereby amended as follows:
(a)	Each reference in each of the Loan Documents to the Loan shall refer to the Loan as increased hereunder, in the maximum aggregate principal amount of $6,000,000.
(b)	Each reference in each of the Loan Documents to any Loan Document shall refer to such Loan Document as amended or restated from time to time, including (without limitation) by this Amendment.
(c)	Each reference in each of the Loan Documents to the Note or Notes shall refer to the Amended and Restated Note or Notes.
(d)	Each reference in each of the Loan Documents to the Warrants shall include the Additional Warrants issued hereunder.

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3.	Conditions to Effectiveness. The Investors’ and BCC’s entry into this Amendment and the effectiveness hereof is subject to the prior or concurrent satisfaction (or waiver by the Investors and BCC, in their sole discretion) of each of the conditions precedent set forth in this Section 3 (capitalized terms used in this Section and not defined in this Amendment shall have the meaning given in the Amended and Restated Notes):
(a)	Delivery by the Company to the Investors of an effective amendment to that certain Second Amended and Restated Registration Rights Agreement dated as of March 12, 2009, as amended by the First Amendment to the Second Amended and Restated Registration Rights Agreement dated as of March 26, 2010 (as so amended, the “Registration Rights Agreement”), in the form attached hereto as Exhibit B (the “Registration Rights Agreement Amendment”, pursuant to which amendment the Registration Rights Agreement shall be amended to provide the Investors with registration rights with respect to the Additional Warrants;
(b)	The Investors shall have received (i) a certificate, dated the date hereof, of an authorized signatory of the Company certifying (A) copies of the resolutions and other actions taken or adopted by the Company authorizing the execution, delivery and performance of this amendment, the Amended and Restated Notes, the Additional Warrants, and the Registration Rights Agreement Amendment (and confirming that no resolutions or actions contrary to such resolutions or actions have been taken) and (B) the Certificate of Incorporation of the Company (which shall also be certified by the Secretary of State of the state in which the Company is organized or formed) and Bylaws of the Company, (ii) a good standing certificate with respect to the Company as of a date recently prior to the date of hereof from the Secretary of the State of the state in which the Company is organized or formed, and (iii) evidence of qualification of the Company to do business in each jurisdiction where the nature of its properties or the conduct of its business requires it to be so qualified to do business as of a recent date and where the failure so to qualify could result in a Material Adverse Effect;
(c)	No claim, litigation, arbitration, governmental investigation, injunction, order, proceeding or inquiry shall be pending or threatened which: (i) seeks to enjoin or would be reasonably be expected to materially delay, impose material limitations on, or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Loan Documents or this Amendment; or (ii) would otherwise be adverse to any of the parties hereto in any material respect with respect to the transactions contemplated hereby;
(d)	The Investors shall have received a certificate, dated as of the date hereof, of an authorized signatory of the Company to the effect that: (i) all conditions precedent set forth in this Section 3 have been satisfied; (ii) all representations and warranties set forth in Section 4 of the Purchase Agreement are true and correct in all material respects (except for representations or warranties already qualified by materiality, which shall be true and correct in all respects) as of the date hereof; and (iii) all representations and warranties set forth in any other documents entered into in connection herewith are true and correct in all material respects (except for representations or warranties already qualified by materiality, which shall be true and correct in all respects); and

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(e)	The Investors shall have received a certificate, dated the date hereof, of an authorized signatory of the Company to the effect that the Company has obtained and maintains in full force and effect each and every consent, approval, filing and registration by or with any Person, including, without limitation, any Governmental Authority, necessary to authorize or permit (i) the execution, delivery or performance of the Loan Documents, this Amendment, and the Registration Rights Agreement Amendment, (ii) the issuance of the Amended and Restated Notes and the Additional Warrants (including any approval, consent, filing and registration required under Federal or State securities laws), (iii) the validity or enforceability of the documents specified in clauses (i) and (ii), or (iv) the consummation of the transactions contemplated by the Loan Documents and hereby.
4.	Amendment and Restatement of Notes. Each Note is hereby amended and restated into the form attached hereto as Exhibit A.
5.	Conversion of Bridge Note. The obligations of the Company under Bridge Note are hereby converted into obligations of the Company under the Amended and Restated Notes, with the unpaid principal amount and accrued and unpaid interest under the Bridge Note converted into advances under the Amended and Restated Notes. Such advances shall be reflected on Schedule 1 to each Amended and Restated Note as a drawdown hereunder on the date hereof. Promptly following the execution hereof, the Investors shall deliver the Bridge Note to the Company to reflect such conversion and cancellation.
6.	Issuance of Additional Warrants. Pursuant to Section 1.2 of the Purchase Agreement, as amended hereby, the Company shall issue to the Investors the Additional Warrants dated as of the date hereof.
7.	Expenses. The Company shall reimburse the reasonable expenses of the Investors (including the fees of one special counsel for both the Investors) with respect to the negotiation, execution and delivery of this Amendment and the other Loan Documents amended hereunder, the Amended and Restated Notes, the Additional Warrants, the Bridge Note and the Amendment to Security Agreement by and between the Company and BCC dated as of November 2, 2010, in an amount not to exceed $30,000 in the aggregate.
8.	Survival. Except as expressly modified hereby, all of the provisions of the Purchase Agreement remain in full force and effect and shall be unaffected by this Amendment.
9.	Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Amendment or any counterpart may be executed and delivered by facsimile or email with scan attachment copies or pdf, each of which shall be deemed an original.
10.	Consent of Parties to this Amendment. Each Party hereto shall be deemed to have consented to only the amendments described hereunder that amend Loan Documents to which such Party is a party.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COMPANY:

VIA PHARMACEUTICALS, INC.

By:	/s/ Karen S. Wright

	Name:	Karen S. Wright
	Title:	Vice President, Controller

Address:

VIA Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, California 94111
Attention: Vice President, Controller
Facsimile: (415) 283-2214
Electronic mail:
Karen.Wright@viapharmaceuticals.com
[Signature page to Omnibus Amendment]

INVESTORS:

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV LLC, its general partner

By:	Bay City Capital LLC, its manager

By:	/s/ Fred Craves

	Name:	Fred Craves
	Title:	Managing Director

Address:
Bay City Capital Fund IV, L.P.
750 Battery Street, Suite 400
San Francisco, California 94111
Attention: Managing Director
Facsimile:
Electronic mail:

BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P.,

By:	Bay City Capital Management IV LLC, its general partner

By:	Bay City Capital LLC, its manager

By:	/s/ Fred Craves

	Name:	Fred Craves
	Title:	Managing Director

Address:
Bay City Capital Fund IV, L.P.
750 Battery Street, Suite 400
San Francisco, California 94111
Attention: Managing Director
Facsimile:
Electronic mail:
[Signature page to Omnibus Amendment]

BCC:

BAY CITY CAPITAL LLC

By:	/s/ Fred Craves

	Name:	Fred Craves
	Title:	Manager and Managing Director

Address:
Bay City Capital, LLC
750 Battery Street, Suite 400
San Francisco, California 94111
Attention: Manager and Managing Director
Facsimile: (415) 835-5569
[Signature page to Omnibus Amendment]

Schedule A
SCHEDULE OF INVESTORS
As amended and restated on November 15, 2010

		Principal	Principal
	Principal	Amount of	Amount	Total		Aggregate
	Amount	Drawdown on	Available on	Aggregate	Initial No. of	No. of
	of Initial	November 15,	November 15,	Principal	Warrant	Warrant
Name	Advance	2010	2010	Amount	Shares	Shares

Bay City Capital Fund IV, L.P.	$1,223,625	$197,148	$2,739,552	$5,873,400	17,274,706	58,636,678

Bay City Capital Fund IV Co-Investment Fund, L.P.	26,375	$4,249	$59,051	126,600	372,353	1,263,902

TOTAL	$1,250,000	$201,397	$2,798,603	$6,000,000	17,647,059	59,900,580

Exhibit A

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

Exhibit B

FORM OF SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT